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                                                                     EXHIBIT 3.1

                        Certificate regarding adoption of
                          amendment to Section 1.10 of
                           the Code of Regulations of
                           AirNet Systems, Inc. by the
                          shareholders on May 12, 2000
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                  The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of AirNet Systems, Inc. (the "Company"); and that the resolution set forth below was duly adopted by the shareholders of the Company at the 2000 Annual Meeting of Shareholders duly called and held on May 12, 2000:

         RESOLVED, that the amendment to Section 1.10 of the AirNet Code of Regulations, in the form set forth in the Company's Proxy Statement delivered to shareholders in connection with this meeting [and set forth below], be adopted.

                  SECTION 1.10. PROXIES. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by proxy or proxies appointed by an instrument in writing signed by such shareholder or appointed in any other manner permitted by Ohio law. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No appointment of a proxy is valid after the expiration of eleven months after it is made unless the writing or other communication which appoints such proxy specifies the date on which it is to expire or the length of time it is to continue in force.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate this 7th day of August, 2000.

                                              /s/ William R. Sumser
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                                              William R. Sumser, Secretary